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                                                                    EXHIBIT 4.7

Deloitte & Touche LLP
360 Main Street, Suite 2300
Winnipeg, Manitoba R3C 3Z3
Canada

Tel: (204) 942-0051
Fax: (204) 947-9390
www.deloitte.ca

                                                                       Deloitte
                                                                       & Touche



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Great-West Lifeco Inc. on Form F-8 of our report dated January 29, 2003 and our report dated January 30, 2002 and incorporated by reference in the Annual Information Form of Great-West Lifeco Inc., dated April 25, 2002.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP

Winnipeg, Canada
March 25, 2003


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Deloitte
Touche
Tohmatsu
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